Exhibit 10.1

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amendment to Second Amended and Restated Credit Agreement (this “Amendment”) dated as of December 20, 2018, is by and between UNIVERSAL ELECTRONICS INC., a corporation organized under the laws of the State of Delaware (the “Borrower”), the lenders party hereto (each a “Lender” and, collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”).
RECITALS
A.    The Borrower, the Lenders and the Administrative Agent have entered into a Second Amended and Restated Credit Agreement dated as of October 27, 2017, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 4, 2018 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”).
B.    The Borrower has requested that the Lenders and the Administrative Agent make certain amendments to the Credit Agreement and the Required Lenders and the Administrative Agent are willing to do so, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual promises herein set forth and for other good and valuable consideration, the Borrower, the Required Lenders and the Administrative Agent agree as follows:
Section 1.Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.
Section 2.    Amendments. The Credit Agreement is hereby amended as follows:
2.1    Definitions.
(a)    Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Facility Termination Date” to read in its entirety as follows:
“Facility Termination Date” means November 1, 2020 or any earlier date on which the Aggregate Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
(b)    Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Revolving Commitment” to read in its entirety as follows:
“Revolving Commitment” means, for each Lender, the obligation, if any, of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of and Swing Line Loans made to, the Borrower, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2, as it may be modified (i) as a result of any assignment that has become effective pursuant to Section 12.3, or (ii) otherwise from time to time pursuant to the terms hereof. As of December 20, 2018 through and until June 30, 2019, the aggregate amount of the Revolving Lenders’ Revolving Commitments is $130,000,000. After June 30, 2019 and until the Facility Termination Date, the aggregate amount of the Revolving Lenders’ Revolving Commitments is $125,000,000.

(c)    Schedule 1 of the Credit Agreement is hereby amended and restated with the Restated Pricing Schedule attached to this Amendment as Annex I.
(d)    Schedule 2 of the Credit Agreement is hereby amended and restated with the Restated Revolving Commitments attached to this Amendment as Annex II.
2.2    Conditions Precedent.
(a)    Section 4.2(a) of the Credit Agreement is amended and restated in its entirety as follows:
“(a)    Both immediately before and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, there exists no Default or Event of Default.”
2.3    Covenants.
(a)    Section 6.21(b) of the Credit Agreement is amended and restated in its entirety as follows:
“(b)    Consolidated Cash Flow Leverage Ratio. The Borrower will not permit the Consolidated Cash Flow Leverage Ratio as of the last day of any fiscal quarter to be greater than or equal to 3.00 to 1.00.”
(b)    Exhibit B of the Credit Agreement is hereby amended and restated with the Form of Compliance Certificate attached to this Amendment as Annex III.
Section 3.    Conditions and Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions:
3.1    The Borrower shall have duly executed and delivered to the Administrative Agent this Amendment.
3.2    The Borrower shall have satisfied any other conditions as specified by the Administrative Agent, including payment of all unpaid legal fees and expenses incurred by the Administrative Agent through the date of this Amendment in connection with the Credit Agreement.
Section 4.    Representations, Warranties, Authority, No Adverse Claim.
4.1    Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Required Lenders.
4.2    Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the “Amendment Documents”) and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper company action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s articles of organization, Bylaws or any other agreement or requirement of law, or result in the imposition of any lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Secured Party (as defined in that certain Amendment to Security Agreement dated as of October 27, 2017, by and between the Borrower and the Administrative Agent (the “Security Agreement”)). The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any entity, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Administrative Agent. The Borrower represents and warrants that this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.
4.3    No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Borrower’s obligations under the Credit Agreement as amended by this Amendment.
Section 5.    Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lenders, the Administrative Agent and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Secured Party that the Borrower’s obligations under the Credit Agreement, as amended by this Amendment, are and continue to be secured by the security interest granted by the Borrower in favor of the Secured Party under the Security Agreement, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.
Section 6.    Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.
Section 7.    Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.
Section 8.    Successors. This Amendment shall be binding upon the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent.

Section 9.    Legal Expenses. As provided in Section 9.6 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses paid or incurred by the Administrative Agent, including filing and recording costs and fees, charges and disbursements of outside counsel to the Administrative Agent and/or the allocated costs of in-house counsel incurred from time to time, in connection with the Credit Agreement, including in connection with the negotiation, preparation, execution, collection and enforcement of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Administrative Agent harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.
Section 10.    Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
Section 11.    Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment may execute any such agreement by executing a counterpart of such agreement.
Section 12.    Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers thereunto duly authorized as of the date first above written.
UNIVERSAL ELECTRONICS INC.

By: /s/ Bryan Hackworth
Name: Bryan Hackworth
Title: CFO

U.S. BANK NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By: /s/ Andrew Williams

Name: Andrew Williams
Title: Vice President

[Signature Page to Second Amendment to Second A&R Credit Agreement]

Annex I to Amendment
Restated Pricing Schedule
See attached.

SCHEDULE 1
PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status
Eurocurrency Rate	1.25%	1.50%	1.75%
Base Rate	0.00%	0.25%	0.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or 6.1(c).
“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Consolidated Cash Flow Leverage Ratio is less than or equal to 1.50 to 1.00.
“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Consolidated Cash Flow Leverage Ratio is less than or equal to 2.00 to 1.00.
“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Consolidated Cash Flow Leverage Ratio is greater than 2.00 to 1.00.
“Status” means either Level I Status, Level II Status, or Level III Status.
Solely for the purposes of determining the Applicable Margin in accordance with the foregoing table and for no other purpose under the Agreement, when calculating the Consolidated Cash Flow Leverage Ratio, the amount of “Consolidated Total Funded Debt” shall be reduced by the sum of (a) 100% of unrestricted domestic cash, plus (b) 95% of unrestricted foreign cash, less (c) $25,000,000, as may be calculated by the Administrative Agent in its sole discretion.
The Applicable Margin shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of such Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower and its Subsidiaries is so required. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin shall be the highest Applicable Margin set forth in the foregoing table until five (5) days after such Financials are so delivered.

Annex II to Amendment
Restated Revolving Commitments
See attached.

SCHEDULE 2
REVOLVING COMMITMENTS
Through and Until June 30, 2019:

Lender:	Revolving Commitment:
U.S. BANK NATIONAL ASSOCIATION	$130,000,000

TOTAL REVOLVING COMMITMENTS	$130,000,000

After June 30, 2019 and Until the Facility Termination Date:

Lender:	Revolving Commitment:
U.S. BANK NATIONAL ASSOCIATION	$125,000,000

TOTAL REVOLVING COMMITMENTS	$125,000,000

Annex III to Amendment
Restated Form of Compliance Certificate
See attached.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit Agreement dated as of October 27, 2017, as amended pursuant to that certain First Amendment to Amended and Restated Credit Agreement dated as of May 4, 2018 and amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of December 20, 2018 (as may be further amended, modified, renewed or extended from time to time, the “Agreement”) among the Universal Electronics Inc. (the “Borrower”), the lenders party thereto and U.S. Bank National Association, as Administrative Agent for the Lenders and as LC Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly elected Chief Financial Officer of the Borrower;
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
5.     Schedule II attached hereto sets forth the determination of the interest rates to be paid for Advances and the LC Fee rates commencing on the first day of the first fiscal month immediately following the date on which delivery hereof is required pursuant to Section 6.1(e) of the Agreement.
6.     Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Credit Agreement, the Collateral Documents and the other Loan Documents and the status of compliance.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
[

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this [__] day of [_______], 20[__].

_________________________
Name: ___________________
Title: Chief Financial Officer

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of [_________], 20[__] with
Provisions of Section 6.21 and 6.27 of
the Agreement

Covenant	Actual	Required	Compliance (Yes/No)
Borrower and Restricted Subsidiaries (pursuant to Section 6.27)
[>70%] of the aggregate amount of the consolidated assets of the Borrower and the Borrower's Subsidiaries and [>70%] of the aggregate Consolidated EBITDA of the Borrower and the Borrower's Subsidiaries

The Borrower and Restricted Subsidiaries must at least constitute both (i) 70% of the aggregate amount of the consolidated assets of the Borrower and the Borrower's Subsidiaries and (ii) 70% of the aggregate Consolidated EBITDA of the Borrower and the Borrower's Subsidiaries
YES/NO
Consolidated Cash Flow Leverage Ratio (pursuant to Section 6.21(b))	[___] to 1.0	Not greater than or equal to 3.00 to 1.00	YES/NO
Consolidated Fixed Charge Coverage Ratio (pursuant to Section 6.21(a))	[___] to 1.0	Not less than 2.00 to 1.00	YES/NO